Exhibit 99.1

Box Reports 30 Percent Revenue Growth for Fiscal First Quarter 2018

•	Revenue of $117 Million, Up 30 Percent Year-Over-Year

•	Billings of $100 Million, Up 31 Percent Year-Over-Year

•	Cash Flow from Operations of $8.5 Million, Free Cash Flow of $4.0 Million

REDWOOD CITY, Calif. – May 31, 2017 – Box, Inc. (NYSE:BOX), a leader in cloud content management, today announced financial results for the first quarter of fiscal 2018, which ended April 30, 2017.

“Companies around the world are in the midst of digital transformation. The winners will be organizations that use technology to power new ways to connect and collaborate around their information,” said Aaron Levie, co-founder and CEO of Box. “Box’s cloud content management platform is a powerful change agent for our 74,000 paying customers worldwide. Our strong fiscal first quarter results are a solid foundation for the year as we focus on innovation and our global go-to-market objectives to seize our massive market opportunity.”

“Our strong revenue and billings growth, in combination with generating positive free cash flow, demonstrates our competitive differentiation and the strength of our business model,” said Dylan Smith, co-founder and CFO of Box. “With our leadership position in cloud content management, loyalty of our install base, and roadmap for continued innovation, we are well positioned to achieve our $1 billion revenue target.”

Fiscal First Quarter Financial Highlights

•	Revenue for the first quarter of fiscal 2018 was a record $117.2 million, an increase of 30% from the first quarter of fiscal 2017.

•	Deferred revenue as of April 30, 2017 was $224.3 million, an increase of 30% from April 30, 2016.

•	Billings for the first quarter of fiscal 2018 were $99.6 million, an increase of 31% from the first quarter of fiscal 2017.

•	GAAP operating loss in the first quarter of fiscal 2018 was $40.0 million, or 34% of revenue. This compares to GAAP operating loss of $38.6 million, or 43% of revenue, in the first quarter of fiscal 2017.

•	Non-GAAP operating loss in the first quarter of fiscal 2018 was $16.6 million, or 14% of revenue. This compares to a non-GAAP operating loss of $22.7 million, or 25% of revenue, in the first quarter of fiscal 2017.

•	GAAP net loss per share, basic and diluted, in the first quarter of fiscal 2018 was $0.30 on 131.5 million shares outstanding, compared to a GAAP net loss per share of $0.31 in the first quarter of fiscal 2017 on 124.9 million shares outstanding.

•	Non-GAAP net loss per share, basic and diluted, in the first quarter of fiscal 2018 was $0.13, compared to non-GAAP net loss per share of $0.18 in the first quarter of fiscal 2017.

•	Net cash provided by operating activities in the first quarter of fiscal 2018 totaled $8.5 million. This was a $12.8 million improvement compared to net cash used in operating activities of $4.2 million in the first quarter of fiscal 2017.

•	Free cash flow in the first quarter of fiscal 2018 was $4.0 million, a $20.2 million improvement compared to negative $16.2 million in the first quarter of fiscal 2017.

For more information on the non-GAAP financial measures and key metrics discussed in this press release, please see the section titled, “About Non-GAAP Financial Measures and Other Key Metrics,” and the reconciliations of non-GAAP measures and certain key metrics to their nearest comparable GAAP measures at the end of this press release.

Business Highlights since Last Earnings Release

•	Grew paying customer base to more than 74,000 businesses, including new or expanded deployments with leading enterprises such as Komatsu, McDonald’s, Morningstar, Inc., Saipem, State of Nevada, Unitedhealth Group and the United States Forest Service.

•	Announced that Box was positioned as a Leader in “The Forrester Wave™: Enterprise Content Management- Business Content Services, Q2 2017” report by Forrester Research.

•	In partnership with IBM, added the United Kingdom to Box’s robust data residency offering, Box Zones. Customers are now able to store data locally in eight countries across North America, Europe, Asia and Australia.

•	Launched Box KeySafe with Amazon Web Services’ (AWS) GovCloud to enable government agencies to self-manage encryption keys, providing control and visibility into their data residing in the cloud.

•	Announced that the Defense Information Systems Agency (DISA) has authorized Box as a trusted platform at the Department of Defense (DoD) SRG Level 4, allowing the DoD to use Box for export-controlled data, privacy information, as well as other controlled unclassified information.

•	Introduced a new Groups experience to make provisioning individual users and groups around the right content easier than ever.

•	Introduced a new resource-based pricing model for Box Platform. Customers will pay only for resources based on expected consumption, offering both flexibility and predictability to meet the needs of businesses and organizations of all sizes.

•	Announced that AWS users can license Box Platform on the AWS Marketplace, easily integrating Box Platform APIs into their applications and leveraging their existing AWS payment terms.

•	Launched the Box for Workplace by Facebook integration, which makes it easier for teams using Workplace to share ideas and collaborate on their content in Box.

•	Expanded integration with Google, including building on Hangouts Chat, a communication app built for teams in G Suite.

•	Announced Fujitsu as an official Box reseller in Japan. The reseller relationship enables Fujitsu, a leading Japanese information and communication technology company, to help accelerate sales of Box in the country.

Outlook

•	Q2 FY18 Guidance: Revenue is expected to be in the range of $121 million to $122 million. GAAP and non-GAAP basic and diluted earnings per share are expected to be in the range of ($0.32) to ($0.31) and ($0.13) to ($0.12), respectively. Weighted average basic and diluted shares outstanding are expected to be approximately 132 million.

•	Full Year FY18 Guidance: Revenue is expected to be in the range of $502 million to $506 million. GAAP and non-GAAP basic and diluted earnings per share are expected to be in the range of ($1.25) to ($1.21) and ($0.48) to ($0.44), respectively. Weighted average basic and diluted shares outstanding are expected to be approximately 134 million.

All forward-looking non-GAAP financial measures contained in this section titled “Outlook” exclude estimates for stock-based compensation expense, intangible assets amortization and certain legal settlement and related costs. Box has provided a reconciliation of GAAP to non-GAAP earnings per share guidance at the end of this press release.

Webcast and Conference Call Information

Box’s management team will host a conference call today beginning at 2:00 PM (PT) / 5:00 PM (ET) to discuss Box’s financial results, business highlights and future outlook. A live audio webcast of this call will be available through Box’s Investor Relations website at www.box.com/investors for a period of 90 days after the date of the call.

The access details for the live conference call are:

+ 1-877-201-0168, (U.S. and Canada), conference ID: 83210484

+ 1-647-788-4901 (international), conference ID: 83210484

A telephonic replay of the call will be available approximately two hours after the call and will run for one week. The replay can be accessed by dialing:

+ 1-855-859-2056 (U.S. and Canada), conference ID: 83210484

+ 1-404-537-3406 (international), conference ID: 83210484

Box has used, and intends to continue to use, its Investor Relations website (www.box.com/investors), as well as certain Twitter accounts (@boxhq, @levie and @boxincir), as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD. Information on or that can be accessed through Box’s Investor Relations website, these Twitter accounts, or that is contained in any website to which a hyperlink is provided herein is not part of this press release, and the inclusion of Box’s Investor Relations website address, these Twitter accounts, and any hyperlinks are only inactive textual references.

This press release, the financial tables, as well as other supplemental information including the reconciliations of non-GAAP measures and certain key metrics to their nearest comparable GAAP measures, are also available on Box’s Investor Relations website. Box also provides investor information, including news and commentary about Box’s business and financial performance, Box’s filings with the Securities and Exchange Commission, notices of investor events and Box’s press and earnings releases, on Box’s Investor Relations website.

Forward-Looking Statements

This press release contains forward-looking statements that involve risks and uncertainties, including statements regarding Box’s expectations regarding the size of its market opportunity, the demand for its products, its investments in go-to-market efforts, its ability to scale its business and drive operating leverage, its ability to achieve its long-term revenue target of $1 billion, expectations regarding its ability to maintain positive free cash flow for the full fiscal year ending January 31, 2018, profitability, recent and planned product introductions and enhancements, benefits of such product introductions and enhancements, and success of strategic partnerships, as well as expectations regarding its revenue, GAAP and non-GAAP earnings per share, the related components of GAAP and non-GAAP earnings per share, and weighted average basic and diluted outstanding share count expectations for Box’s fiscal second quarter and full fiscal year 2018 in the section titled “Outlook” above. There are a significant number of factors that could cause actual results to differ materially from statements made in this press release, including: (1) adverse changes in general economic or market conditions; (2) delays or reductions in information technology spending; (3) factors related to Box’s intensely competitive market, including but not limited to pricing pressures, industry consolidation, entry of new competitors and new applications and marketing initiatives by Box’s current or future competitors; (4) the development of the Cloud Content Management market; (5) risks associated with Box’s ability to manage its rapid growth effectively; (6) Box’s limited operating history, which makes it difficult to predict future results; (7) the risk that Box’s customers do not renew their subscriptions, expand their use of Box’s services, or adopt new products offered by Box; (8) Box’s ability to provide timely and successful enhancements, new features and modifications to its platform and services; (9) actual or perceived security vulnerabilities in Box’s services or any breaches of Box’s security controls; and (10) Box’s ability to realize the expected benefits of its third-party partnerships.

Additional information on potential factors that could affect Box’s financial results is included in the reports on Forms 10-K, 10-Q and 8-K and in other filings Box makes with the Securities and Exchange Commission from time to time, including the Annual Report on Form 10-K filed for the fiscal year ended January 31, 2017. These documents are available on the SEC Filings section of Box’s Investor Relations website located at www.box.com/investors. Box does not assume any obligation to update the forward-looking statements contained in this press release to reflect events that occur or circumstances that exist after the date on which they were made.

About Non-GAAP Financial Measures and Other Key Metrics

To supplement Box’s consolidated financial statements, which are prepared and presented in accordance with GAAP, Box provides investors with certain non-GAAP financial measures and other key metrics, including non-GAAP operating loss, non-GAAP operating margin, non-GAAP net loss, non-GAAP net loss per share, billings and free cash flow. The presentation of these non-GAAP financial measures and key metrics is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. For more information on these non-GAAP financial measures and key metrics, please see the reconciliation of these non-GAAP measure and certain key metrics to their nearest comparable GAAP measures at the end of this press release.

Box uses these non-GAAP financial measures and key metrics for financial and operational decision-making and as a means to evaluate period-to-period comparisons. Box’s management believes that these non-GAAP financial measures and key metrics provide meaningful supplemental information regarding Box’s performance by excluding certain expenses that may not be indicative of Box’s recurring core business operating results. Box believes that both management and investors benefit from referring to these non-GAAP financial measures and key metrics in assessing Box’s performance and when planning, forecasting, and analyzing future periods. These non-GAAP financial measures and key metrics also facilitate management’s internal comparisons to Box’s historical performance as well as comparisons to Box’s competitors’ operating results. Box believes these non-GAAP financial measures and key metrics are useful to investors both because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making and (2) they are used by Box’s institutional investors and the analyst community to help them analyze the health of Box’s business.

A limitation of non-GAAP financial measures and key metrics is that they do not have uniform definitions. Further, Box’s definitions will likely differ from the definitions used by other companies, including peer companies, and therefore comparability may be limited. Thus, Box’s non-GAAP measures and key metrics should be considered in addition to, and not as a substitute for, or in isolation from, measures prepared in accordance with GAAP. Additionally, in the case of stock-based compensation expense, if Box did not pay a portion of compensation in the form of stock-based compensation expense, the cash salary expense included in cost of revenue and operating expenses would be higher, which would affect Box’s cash position.

Non-GAAP operating loss and non-GAAP operating margin. Box defines non-GAAP operating loss as operating loss excluding expenses related to stock-based compensation (“SBC”), intangible assets amortization, and as applicable, other special items. Non-GAAP operating margin is defined as non-GAAP operating loss divided by revenue. Although SBC is an important aspect of the compensation of Box’s employees and executives, determining the fair value of certain of the stock-based instruments Box utilizes involves a high degree of judgment and estimation and the expense recorded may bear little resemblance to the actual value realized upon the vesting or future exercise of the related stock-based awards. Furthermore, unlike cash compensation, the value of stock options, which is an element of Box’s ongoing stock-based compensation expense, is determined using a complex formula that incorporates factors, such as market volatility, that are beyond Box’s control. For restricted stock unit awards, the amount of stock-based compensation expenses is not reflective of the value ultimately received by the grant recipients. Management believes it is useful to exclude SBC in order to better understand the long-term performance of Box’s core business and to facilitate comparison of Box’s results to those of peer companies. Management also views amortization of acquisition-related intangible assets, such as the amortization of the cost associated with an acquired company’s developed technology and trade names, as items arising from pre-acquisition activities determined at the time of an acquisition. While these intangible assets are continually evaluated for impairment, amortization of the cost of purchased intangibles is a static expense, one that is not typically affected by operations during any particular period. Box further excludes expenses related to certain litigation because they are considered by management to be special items outside Box’s core operating results.

Non-GAAP net loss and non-GAAP net loss per share. Box defines non-GAAP net loss as net loss excluding expenses related to SBC, intangible assets amortization, and as applicable, other special items. Box defines non-GAAP net loss per share as non-GAAP net loss divided by the weighted average outstanding shares. Box excludes expenses related to certain litigation because they are considered by management to be special items outside Box’s core operating results.

Billings. Billings reflect, in any particular period, (1) sales to new customers, plus (2) subscription renewals and (3) expansion within existing customers, and represent amounts invoiced for all products and professional services. Box calculates billings for a period by adding changes in deferred revenue in that period to revenue. Box believes that billings help investors better understand sales activity for a particular period, which is not necessarily reflected in revenue as a result of the fact that Box recognizes subscription revenue ratably over the subscription term. Box considers billings a significant performance measure and, after adjusting for any shifts in relative payment frequencies, a leading indicator of future revenue. Box monitors billings to manage the business, make planning decisions, evaluate performance and allocate resources. Box believes that billings offers valuable supplemental information regarding the performance of the business and will help investors better understand the sales volumes and performance of the business. Although Box considers billings to be a significant performance measure, Box does not consider it to be a non-GAAP financial measure given that it is calculated using exclusively revenue and deferred revenue, both of which are financial measures calculated in accordance with GAAP.

Free cash flow. Box defines free cash flow as cash provided by (used in) operating activities less purchases of property and equipment, principal payments of capital lease obligations, and other items that did not or are not expected to require cash settlement and that management considers to be outside of Box’s core business. Box specifically identifies adjusting items in the reconciliation of GAAP to non-GAAP financial measures. Historically, these items have included restricted cash used to guarantee a significant letter of credit for Box’s Redwood City headquarters. Box considers free cash flow to be a profitability and liquidity measure that provides useful information to management and investors about the amount of cash generated by the business that can possibly be used for investing in Box’s business and strengthening its balance sheet, but it is not intended to represent the residual cash flow available for discretionary expenditures. The presentation of non-GAAP free cash flow is also not meant to be considered in isolation or as an alternative to cash flows from operating activities as a measure of liquidity.

The accompanying tables have more details on the reconciliations of non-GAAP measures and certain key metrics to their nearest comparable GAAP measures.

About Box

Box (NYSE:BOX) is the cloud content management company that empowers enterprises to revolutionize how they work by securely connecting their people, information and applications. Founded in 2005, Box powers more than 74,000 businesses globally, including AstraZeneca, General Electric, P&G, and The GAP. Box is headquartered in Redwood City, CA, with offices across the United States, Europe and Asia. To learn more about Box, visit http://www.box.com/.

Contacts

Investors:

Stephanie Wakefield

VP, Investor Relations

+1 650-209-3463

swakefield@box.com

Alice Kousoum Lopatto

Director, Investor Relations

+1 650-209-3467

alopatto@box.com

Media:

Denis Roy, Box

+ 1 650-779-5729

press@box.com

BOX, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In Thousands)

	April 30, 2017	January 31, 2017
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$183,691	$177,391
Accounts receivable, net	82,767	120,113
Prepaid expenses and other current assets	14,836	10,826
Deferred commissions	12,776	13,771

Total current assets	294,070	322,101
Property and equipment, net	117,568	117,176
Intangible assets, net	140	543
Goodwill	16,293	16,293
Restricted cash	26,781	26,781
Other long-term assets	9,023	10,780

Total assets	$463,875	$493,674

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$13,829	$6,658
Accrued compensation and benefits	16,329	30,415
Accrued expenses and other current liabilities	20,034	17,713
Capital lease obligations	15,663	13,748
Deferred revenue	208,615	228,656
Deferred rent	1,084	751

Total current liabilities	275,554	297,941
Debt, non-current	40,000	40,000
Capital lease obligations, non-current	24,644	21,697
Deferred revenue, non-current	15,700	13,328
Deferred rent, non-current	45,329	44,207
Other long-term liabilities	2,804	1,769

Total liabilities	404,031	418,942

Stockholders’ equity:
Common stock	13	13
Additional paid-in capital	985,313	960,144
Treasury stock	(1,177)	(1,177)
Accumulated other comprehensive loss	(91)	(120)
Accumulated deficit	(924,214)	(884,128)

Total stockholders’ equity	59,844	74,732

Total liabilities and stockholders’ equity	$463,875	$493,674

BOX, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In Thousands, Except Per Share Data)

(Unaudited)

	Three Months Ended April 30,
	2017	2016
Revenue	$117,222	$90,155
Cost of revenue(1)(2)	32,723	27,859

Gross profit	84,499	62,296
Operating expenses:
Research and development(2)	33,534	26,907
Sales and marketing(2)	70,663	59,472
General and administrative(1)(2)	20,281	14,509

Total operating expenses	124,478	100,888

Loss from operations	(39,979)	(38,592)
Interest expense, net	(279)	(176)
Other income, net	16	441

Loss before provision for income taxes	(40,242)	(38,327)
(Benefit) provision for income taxes	(156)	248

Net loss	$(40,086)	$(38,575)

Net loss per common share, basic and diluted	$(0.30)	$(0.31)

Weighted-average shares used to compute net loss per share, basic and diluted	131,469	124,932

(1)	Includes intangible assets amortization as follows:

	Three Months Ended April 30,
	2017	2016
Cost of revenue	$365	$1,420
General and administrative	39	39

Total intangible assets amortization	$404	$1,459

(2)	Includes stock-based compensation expense as follows:

	Three Months Ended April 30,
	2017	2016
Cost of revenue	$2,468	$1,512
Research and development	9,160	6,524
Sales and marketing	7,740	5,230
General and administrative	3,578	2,823

Total stock-based compensation	$22,946	$16,089

BOX, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In Thousands)

(Unaudited)

	Three Months Ended April 30,
	2017	2016
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(40,086)	$(38,575)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	9,572	12,084
Stock-based compensation expense	22,946	16,089
Amortization of deferred commissions	4,990	4,771
Other	22	108
Changes in operating assets and liabilities:
Accounts receivable, net	37,346	41,927
Deferred commissions	(2,784)	(2,257)
Prepaid expenses and other assets, current and noncurrent	(2,541)	(227)
Accounts payable	7,182	266
Accrued expenses and other liabilities	(10,967)	(26,698)
Deferred rent	530	2,510
Deferred revenue	(17,669)	(14,229)

Net cash provided by (used in) operating activities	8,541	(4,231)
CASH FLOWS FROM INVESTING ACTIVITIES:
Maturities of marketable securities	—	6,586
Purchases of property and equipment	(784)	(10,976)
Proceeds from sale of property and equipment	27	4

Net cash used in investing activities	(757)	(4,386)
CASH FLOWS FROM FINANCING ACTIVITIES:
Payment of borrowing costs	—	(93)
Proceeds from exercise of stock options, net of repurchases of early exercised stock options	2,456	2,246
Proceeds from issuances of common stock under employee stock purchase plan	8,881	9,016
Employee payroll taxes paid related to net share settlement of restricted stock units	(9,114)	(4,768)
Payments of capital lease obligations	(3,736)	(949)

Net cash (used in) provided by financing activities	(1,513)	5,452
Effect of exchange rate changes on cash and cash equivalents	29	114

Net increase (decrease) in cash and cash equivalents	6,300	(3,051)
Cash and cash equivalents, beginning of period	177,391	185,741

Cash and cash equivalents, end of period	$183,691	$182,690

BOX, INC.

RECONCILIATION OF GAAP TO NON-GAAP DATA

(In Thousands, Except Per Share Data and Percentages)

(Unaudited)

	Three Months Ended April 30,
	2017	2016
GAAP operating loss	$(39,979)	$(38,592)
Stock-based compensation	22,946	16,089
Intangible assets amortization	404	1,459
Expenses related to a legal verdict(1)	—	(1,664)

Non-GAAP operating loss	$(16,629)	$(22,708)

GAAP operating margin	(34)%	(43)%
Stock-based compensation	20	18
Intangible assets amortization	—	2
Expenses related to a legal verdict(1)	—	(2)

Non-GAAP operating margin	(14)%	(25)%

GAAP net loss	$(40,086)	$(38,575)
Stock-based compensation	22,946	16,089
Intangible assets amortization	404	1,459
Expenses related to a legal verdict(1)	—	(1,664)

Non-GAAP net loss	$(16,736)	$(22,691)

GAAP net loss per share, basic and diluted	$(0.30)	$(0.31)
Stock-based compensation	0.17	0.13
Intangible assets amortization	—	0.01
Expenses related to a legal verdict(1)	—	(0.01)

Non-GAAP net loss per share, basic and diluted	$(0.13)	$(0.18)

Weighted-average shares outstanding, basic and diluted	131,469	124,932

GAAP net cash provided by (used in) operating activities	$8,541	$(4,231)
Purchases of property and equipment	(784)	(10,976)
Payments of capital lease obligations	(3,736)	(949)

Free cash flow	$4,021	$(16,156)

(1)	Included in general and administrative expenses in the condensed consolidated statements of operations.

BOX, INC.

RECONCILIATION OF GAAP REVENUE TO BILLINGS

(In Thousands)

(Unaudited)

	Three Months Ended April 30,
	2017	2016
GAAP revenue	$117,222	$90,155
Deferred revenue, end of period	224,315	172,184
Less: deferred revenue, beginning of period	(241,984)	(186,413)

Billings	$99,553	$75,926

RECONCILIATION OF GAAP NET LOSS TO NON-GAAP NET LOSS PER SHARE GUIDANCE

(In Thousands, Except Per Share Data)

(Unaudited)

	For the Three Months Ended July 31, 2017	For the Year Ended January 31, 2018
GAAP net loss per share range, basic and diluted	$(0.32-0.31)	$(1.25-1.21)
Stock-based compensation	0.19	0.77
Intangible assets amortization	—	—

Non-GAAP net loss per share range, basic and diluted	$(0.13-0.12)	$(0.48-0.44)

Weighted average shares outstanding, basic and diluted	131,964	133,595